EXHIBIT 10.j


     [LOGO] MTS(R)                                          AMENDED AND RESTATED
     MTS SYSTEMS CORPORATION                         CHANGE IN CONTROL AGREEMENT
     14000 Technology Drive
     Eden Prairie, MN  55344-2290
     Telephone 952-937-4000
     Fax 952-937-4515

     ----------------------------------------------------------------------

         THIS AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT is made and entered into by and between MTS Systems Corporation, a Minnesota corporation with its principal offices at 14000 Technology Drive, Eden Prairie, MN 55344 (the "Company") and Mauro G. Togneri (the"Executive"), residing at Raleigh, and shall be effective as of this 17th day of April, 2002.

         WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders; and

         WHEREAS, the Executive has made and is expected to continue to make, due to the Executive's intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and problems, a significant contribution to the profitability, growth, and financial strength of the Company; and

         WHEREAS, the Company, as a publicly held corporation, recognizes that the possibility of a Change in Control may exist, and that such possibility and the uncertainty and questions which it may raise among management may result in the departure or distraction of the Executive in the performance of the Executive's duties, to the detriment of the Company and its shareholders; and

         WHEREAS, it is in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of management personnel, including the Executive, to their assigned duties without distraction and to ensure the continued availability to the Company of the Executive in the event of a Change in Control; and

         WHEREAS, the Company and the Executive previously signed a Change in Control Agreement and now desire to amend and restate that agreement in its entirety.

         THEREFORE, in consideration of the foregoing and other respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1. Term of Agreement. This Agreement shall be effective from and after the date hereof and shall continue in effect through December 31, 2003, and shall automatically be extended for successive one-year periods thereafter unless the Board of Directors of the Company (the "Board) shall have approved, and the Executive is notified in writing, prior to January 1, 2004 and each


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Amended and Restated Change in Control Agreement


January 1 thereafter, that the term of this Agreement shall not be extended or further extended; provided, however, that if a Change in Control shall have occurred during the original or any extended term of this Agreement, this Agreement shall continue in effect for a period of 24 months from the date of the occurrence of a Change in Control or, if an event triggering the Company's severance payment obligations to the Executive under Section 4(d) has occurred during such 24-month period, this Agreement shall continue in effect until the benefits payable to the Executive hereunder have been paid in full. In the event that more than one Change in Control shall occur during the original or any extended term of this Agreement, the 24-month period shall follow the last Change in Control. This Agreement shall neither impose nor confer any further rights or obligations on the Company or the Executive on the day after the end of the term of this Agreement. Expiration of the term of this Agreement of itself and without subsequent action by the Company or the Executive shall not end the employment relationship between the Company and the Executive.

         2. Change in Control. No benefits shall be payable hereunder unless there shall have been a Change in Control. For purposes of this Agreement, a "Change in Control" of the Company shall mean a change in control which would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

                  (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                  (b) During any period of two consecutive years (not including any period ending prior to the effective date of this Agreement), the Incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors. The term "Incumbent Directors" shall mean those individuals who are members of the Board of Directors on the effective date of this Agreement and any individual who subsequently becomes a member of the Board of Directors (other than a director designated by a person who has entered into agreement with the Company to effect a transaction contemplated by Section 2(c)) whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

                  (c) (i) The Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity, other than an entity owned at least 80% by the Company, unless immediately after such transaction, the


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Amended and Restated Change in Control Agreement


         shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly 51% or more of the combined voting power of resulting entity's outstanding voting securities as well as 51% or more of the Total Market Value of the resulting entity, or in the case of a division, 51% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 51% or more of the Total Market Value of each such entity, in each case in substantially the same proportion as such shareholders owned shares of the Company prior to such transaction;
         (ii) the shareholders of the Company approve an agreement for the sale or disposition (in one transaction or a series of transactions) of assets of the Company, the total consideration of which is greater than 51% of the Total Market Value of the Company, or (iii) the Company adopts a plan of complete liquidation or winding-up of the Company. Total Market Value" shall mean the aggregate market value of the Company's or the resulting entity's outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company's or the resulting entity's other outstanding equity securities as measured by the exchange rate of the transaction or by such other method as the Board determines where there is not a readily ascertainable exchange rate.

         3. Termination Following Change in Control. If a Change in Control shall have occurred during the term of this Agreement, the Executive shall be entitled to the benefits provided in subsection 4(d) unless such termination is
(A) because of the Executive's death or Retirement, (B) by the Company for Cause or Disability, or (C) by the Executive other than for Good Reason.

                  (a) Disability; Retirement. If, as a result of incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for at least three (3) consecutive months, and within 30 days after written Notice of Termination is given the Executive shall not have returned to the full-time performance of the Executive's duties, the Company may terminate the Executive's employment for "Disability". Any question as to the existence of the Executive's Disability upon which the Executive and the Company cannot agree shall be determined by a qualified independent physician selected by the Executive (or, if the Executive is unable to make such selection, it shall be made by any adult member of the Executive's immediate family), and approved by the Company. The determination of such physician made in writing to the Company and to the Executive shall be final and conclusive for all purposes of this Agreement. Termination by the Company or the Executive of the Executive's employment based on "Retirement" shall mean termination on or after attaining age sixty-five (65).

                  (b) Cause. For purposes of this Agreement, "Cause shall mean:

                           (i) the willful and continued failure by the
                  Executive (other than any such failure resulting from (1) the Executive's incapacity due to physical or mental


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Amended and Restated Change in Control Agreement


                  illness, (2) any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason or (3) the Company's active or passive obstruction of the performance of the Executive's duties and responsibilities) to perform substantially the duties and responsibilities of the Executive's position with the Company after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the duties or responsibilities;

                           (ii) the conviction of the Executive by a court of
                  competent jurisdiction for felony criminal conduct which, in the good faith opinion of the Company, would impair the Executive's ability to perform his or her duties or impair the business reputation of the Company; or

                           (iii) the willful engaging by the Executive in fraud
                  or dishonesty which is demonstrably and materially injurious to the Company, monetarily or otherwise.

         No act, or failure to act, on the Executive's part shall be deemed willful unless committed, or omitted by the Executive in bad faith and without reasonable belief that the Executive's act or failure to act was in the best interest of the Company and the Executive shall have either failed to correct, or failed to take all reasonable steps to correct, such act or failure to act within sixty (60) days from the Executive's receipt of written notice from the Company demanding that the Executive take such action. The Executive shall not be terminated for Cause unless and until the Company shall have delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive's conduct was Cause and specifying the particulars thereof in detail.

                  (c) Good Reason. The Executive shall be entitled to terminate his or her employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent, any of the following:

                           (i) The authority, powers, functions,
                  responsibilities or duties assigned to the Executive, as compared to those in effect immediately prior to the Change in Control, are materially and adversely diminished without the Executive's written consent (except for any diminution that occurs solely as a result of the fact that the Company ceases to be a public company);


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Amended and Restated Change in Control Agreement


                           (ii) A reduction by the Company in the Executive's
                  annual compensation including, but not limited to, base pay or short and/long term incentive pay in effect immediately prior to a Change in Control;

                           (iii) The Company requiring the Executive to relocate
                  his or her office, or to be based in an office, more than 50 miles from his or her office immediately prior to the Change in Control (except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control);

                           (iv) The failure by the Company to continue to
                  provide the Executive with benefits at least as favorable to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, disability, deferred compensation, incentive awards, incentive stock options, or savings plans in which the Executive was participating immediately prior to the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed immediately prior to the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation or sick days to which Executive is entitled immediately prior to the Change in Control, provided, however, that the Company may amend any such plan or programs as long as such amendments do not reduce any benefits to which the Executive would be entitled upon termination;

                           (v) The failure of the Company to obtain a
                  satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 8;

                           (vi) any material violation of this Agreement by the
                  Company;

                           (vii) the Company requests the Executive's
                  resignation from employment; or

                           (viii) any purported termination of the Executive's
                  employment which is not made pursuant to a Notice of Termination satisfying the requirements of this Agreement; for purposes of this Agreement, no such purported termination shall be effective.


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Amended and Restated Change in Control Agreement


                  (d) Notice of Termination. Any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth the facts and circumstances claimed to provide a basis for termination of the Executive's employment.

                  (e) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean:

                           (i) If the Executive's employment is terminated for
                  Disability, 30 days after Notice of Termination is given (provided that the Executive shall have been absent from full-time performance of duties for at least three (3) months and shall not have returned to the full-time performance of the Executive's duties during such 30 day period, in accordance with Section 3(a) hereof); and

                           (ii) If the Executive's employment is terminated
                  pursuant to subsections (b) or (c) above or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to subsection (b) above shall not be less than 10 days, and in the case of a termination pursuant to subsection
                  (c) above shall not be less than 10 nor more than 30 days, respectively, from the date such Notice of Termination is given).

                  (f) Dispute of Termination. If, within 10 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company shall continue to pay the Executive full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection. Amounts paid under this subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts under this Agreement.


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Amended and Restated Change in Control Agreement


         4. Compensation Upon Termination or During Disability. Following a Change in Control of the Company, as defined in subsection 2(a), upon termination of the Executive's employment or during a period of Disability, the Executive shall be entitled to the following benefits:

                  (a) During any period that the Executive fails to perform full-time duties with the Company as a result of a Disability, the Company shall pay the Executive, the Executive's base salary as in effect at the commencement of any such period and the amount of any other form or type of compensation otherwise payable for such period if the Executive were not so disabled, until such time as the Executive is determined to be eligible for long term disability benefits in accordance with the Company's insurance programs then in effect or the Executive is terminated for Disability.

                  (b) If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason or Disability, the Company shall pay to the Executive his or her full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligation to the Executive under this Agreement, except with respect to any benefits to which the Executive is entitled under any Company pension or welfare benefit plan, insurance program or as otherwise required by law.

                  (c) If the Executive's employment shall be terminated by the Company or by the Executive for Disability or Retirement, or by reason of death, the Company shall immediately commence payment to the Executive (or the Executive's designated beneficiaries or estate, if no beneficiary is designated) of any and all benefits to which the Executive is entitled under the Company's retirement and insurance programs then in effect.

                  (d) If the Executive's employment shall be terminated (A) by the Company other than for Cause, Retirement, Disability or the Executive's death or (B) by the Executive for Good Reason, then the Executive shall be entitled to the benefits provided below:

                           (i) The Company shall pay the Executive, through the
                  Date of Termination, the Executive's base salary as in effect at the time the Notice of Termination is given and any other form or type of compensation otherwise payable for such period;

                           (ii) In lieu of any further salary payments for
                  periods subsequent to the Date of Termination, the Company shall pay a severance payment (the "Severance Payment") equal to two times the Executive's Annual Compensation as defined below. For purposes of this Section 4, Annual Compensation shall mean the Executive's annual salary (regardless of whether all or any portion of such salary has


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Amended and Restated Change in Control Agreement


                  been contributed to a deferred compensation plan), the average annual Management Variable Compensation ("MVC") earned by the Executive during the three (3) fiscal years immediately preceding the Date of Termination or, if less, the actual number of fiscal years the Executive has participated in the MVC plan, and any other type or form of compensation paid to the Executive by the Company (or any corporation (an Affiliate) affiliated with the Company within the meaning of
                  Section 1504 of the Internal Revenue Code of 1986 as it may be amended from time to time (the Code)) and included in the Executive's gross income for federal tax purposes during the 12-month period ending immediately prior to the Date of Termination, but excluding: a) any amount actually paid to the Executive as a cash payment of the target bonus (regardless of whether all or any portion of such Company bonus was contributed to a deferred compensation plan); b) compensation income recognized as a result of the exercise of stock options or sale of the stock so acquired; and c) any payments actually or constructively received from a plan or arrangement of deferred compensation between Company and the Executive. All of the items included in Annual Compensation shall be those in effect on the Date of Termination and shall be calculated without giving effect to any reduction in such compensation which would constitute a breach of this Agreement. The Severance Payment shall be made in a single lump sum within 30 days after the Date of Termination;

                           (iii) For the 24-month period after the Date of
                  Termination, the Company shall arrange to provide, at its sole expense, the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving or entitled to receive immediately prior to the Notice of Termination. The Executive shall be responsible for the payment of his or her portion of the premiums for such benefits, (recognizing that the Executive shall remain responsible for payment of the same relative percentage of total premiums as the Executive paid prior to the Date of Termination). The cost of providing such benefits shall be in addition to (and shall not reduce) the Severance Payment. Benefits otherwise receivable by the Executive pursuant to this paragraph (iii) shall be reduced to the extent comparable benefits are actually received by the Executive during such period, and any such benefits actually received by Executive shall be reported to the Company; and

                           (iv) The Company shall also pay to the Executive all
                  legal fees and expenses incurred by the Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).


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Amended and Restated Change in Control Agreement


                  (e) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 (except as expressly provided in Section 4(d)(iii)) be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise.

                  (f) The Executive shall be entitled to receive all benefits payable to the Executive under the Company pension and welfare benefit plans or any successor of such plan and any other plan or agreement relating to retirement benefits which shall be in addition to, and not reduced by, any other amounts payable to the Executive under this
         Section 4.

                  (g) The Executive shall be entitled to exercise all rights and to receive all benefits accruing to the Executive under any and all Company stock purchase and stock option plans or programs, or any successor to any such plans or programs, which shall be in addition to, and not reduced by, any other amounts payable to the Executive under this Section 4.

                  (h) The Company will indemnify the Executive (and the Executive's legal representative or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of the proceeding) by the laws of the State of Minnesota, as in effect at the time of the subject act or omission, or the Articles of Incorporation and By-Laws of the Company as in effect at such time or on the date of this Agreement, whichever affords or afforded greater protection to the Executive; and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by the Executive or the Executive's legal representatives in connection with any action, suit or proceeding to which the Executive (or the Executive's legal representative or other successors) may be made a party by reason of the Executive's being or having been a director, officer or employee of the Company or any of its subsidiaries or his or her serving or having served any other enterprise as a director, officer or employee at the request of the Company, provided that the Company shall cause to be maintained in effect for not less than six years from the date of a Change in Control (to the extent available) policies of directors' and officers' liability insurance of at least the same coverage as those maintained by the Company on the date of this Agreement and containing terms and conditions which are no less advantageous than such policies.

         Notwithstanding anything herein to the contrary, if the Executive's employment is governed by a separate written employment agreement that provides benefits upon a termination of


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Amended and Restated Change in Control Agreement


employment, the aggregate of any payments or benefits payable under such employment agreement shall offset and reduce the aggregate of payments and benefits under this Agreement.

5.       Non-Compete and Confidentiality.

                  (a) Noncompetition. Except as provided in subsection (c) below, the Executive agrees that, as a condition of receiving benefits under this Agreement, the Executive will not render services directly or indirectly to any competing organization, wherever located, for a period of one year following the Date of Termination, in connection with the design, implementation, development, manufacture, marketing, sale, merchandising, leasing, servicing or promotion of any "Conflicting Product" which as used herein means any product, process, system or service of any person, firm, corporation, organization other than the Company, in existence or under development, which is the same as or similar to or competes with, or has a usage allied to, a product, process, system, or service produced, developed, or used by the Company. The Executive agrees that violation of this covenant not to compete with the Company shall result in immediate cessation of all benefits hereunder, other than insurance benefits, which the Executive may continue where permitted under federal and state law at his or her own expense.

                   (b) Confidentiality. The Executive further agrees and acknowledges the Executive's existing obligation that at all times during and subsequent to his or her employment with MTS, the Executive will not divulge or appropriate to the Executive's own use or the uses of others any secret or confidential information or knowledge pertaining to the business of MTS, or any of its subsidiaries, obtained during his or her employment by MTS or any of its subsidiaries.

                  (c) Waiver - Unfriendly Change in Control. Notwithstanding anything herein to the contrary: the restriction on competition under subsection (a) shall not apply if the Executive's employment terminates following a Change in Control which has not been approved by a majority of the Incumbent Directors in office immediately prior to the Change in Control (an "Unfriendly Change in Control"). Furthermore, in such event, the Company waives any other restriction on the Executive's employment and consents unconditionally to any employment the Executive may subsequently obtain.

         6.       Potential Excise Tax.

         (a) Gross-Up Payments. In the event it shall be determined that any payment, distribution or benefit made or provided by or on behalf of the Company to or for the benefit of the Executive (pursuant to this Agreement or contemplated hereunder) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of


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Amended and Restated Change in Control Agreement


         1986, as amended (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, being, collectively referred to as the "Excise Tax"), then the Company shall pay the Executive in cash an additional amount (the "Gross-Up Payment") such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including but not limited to income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payments. Notwithstanding the foregoing, no amount shall be paid under this Section 6, and the amounts payable to the Executive under this Agreement shall be reduced to the amount at which no such Excise Tax is payable, if the result of such reduction is to place Executive in the same or a better after-tax position than would result from making the additional payments provided under this Section.

         (b) Determination of Gross-Up Payment. Subject to sub-paragraph (c) below, all determinations required to be made under this Section 6, including whether a Gross-Up Payment is required and the amount of the Gross-Up Payment, shall be made by the firm of independent public accountants selected by the Company to audit its financial statements for the year immediately preceding the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations to the Company and the Executive within 30 days after the date of the Executive's termination of employment. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group affecting the Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required under this Section 6 (which accounting firm shall then be referred to as the "Accounting Firm"). All fees and expenses of the Accounting Firm in connection with the work it performs pursuant to this Section 6 shall be promptly paid by the Company. Any Gross-Up Payment shall be paid by the Company to the Executive within 5 days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
         Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"). In the event that the Company exhausts its remedies pursuant to sub-paragraph (c) below, and the Executive is thereafter required to make a payment of Excise Tax, the Accounting Firm shall promptly determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to the Executive within 5 days after such determination.


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         (c) Contest. The Executive shall notify the Company in writing of any claim made by the Internal Revenue Service that if successful, would require the Company to pay a Gross-Up Payment. Such notification shall be given as soon as practicable but in no event later than ten (10) business days in the case of an assessment and twenty (20) business days in all other cases after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                  (1) give the Company any information reasonably requested by the Company relating to such claim;

                  (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, without limitation, accepting legal representation with respect to such claim by an attorney elected by the Company and reasonably acceptable to the Executive;

                  (3) cooperate with the Company in good faith in order to effectively contest such claim; and

                  (4) permit the Company to participate in any proceedings relating to such claim, provided that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest including, upon request, advancing Executives' legal and administrative costs associated with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses.

         Without limitation on the foregoing provisions of this subparagraph
         (c), the Company shall control all proceedings taken in connection with such contest. At its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. The Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, provided that any extension of the statute of limitations

Amended and Restated Change in Control Agreement


         relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. Furthermore, the Company agrees to hold in confidence and not to disclose, without the Executive's prior written consent, any information with regard to Executive's tax position which the Company obtains pursuant to this
         Section 6.

                  (d) Suit for Refund. If the Company directs the Executive to pay any claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis. If the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         7. Funding of Payments. In order to assure the performance of the Company or its successor of its obligations under this Agreement, the Company may deposit in a so-called "rabbi" trust an amount equal to the maximum payment that will be due the Executive under the terms hereof; provided, however, that the Company shall deposit in trust the amount equal to the maximum payment due Executive immediately upon an Unfriendly Change in Control. Under such written trust instrument, the trustee shall be instructed to pay to the Executive (or the Executive's legal representative, as the case may be) the amount to which the Executive shall be entitled under the terms hereof, and the balance, if any, of the trust not so paid or reserved for payment shall be repaid to the Company. If the Company deposits funds in trust, payment shall be made no later than the occurrence of the Change in Control. The written instrument governing the trust shall be irrevocable from and after such Change in Control and shall contain such provisions protective of the Executive as are contained in similar trust agreements approved by the Internal Revenue Service in published private letter rulings (provided that the assets of the trust shall be reachable by creditors of the Company as required by such rulings). The trustee shall be a national bank selected by the Company with the consent of the Executive, with trust powers and whose principal officers are located in the Minneapolis/St. Paul metropolitan area. The trustee shall invest the assets of the trust in any readily marketable securities of U.S. corporations (other than the Company, its successor, or any affiliate of the Company or its successor). If and to the extent there are not amounts in trust sufficient to pay

Amended and Restated Change in Control Agreement


Executive under this Agreement, the Company shall remain liable for any and all payments due to Executive.

         8.       Successors; Binding Agreement.

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to 51% or more of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the compensation and benefits from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated his or her employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, successors, heirs, and designated beneficiaries. If the Executive should die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's designated beneficiaries, or, if there is no such designated beneficiary, to the Executive's estate.

         9. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the last known residence address of the Executive or in the case of the Company, to its principal office to the attention of each of the then directors of the Company with a copy to its Secretary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         10. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties. No waiver by either party hereto at any time of any breach by the other party to this Agreement of, or compliance with, any condition or provision of this Agreement to be performed by such other-party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or similar time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota.

         11. Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned officer, on behalf of MTS Systems Corporation, and the Executive have hereunto set their hands as of the date first above written.

                                            MTS SYSTEMS CORPORATION


                                            By
                                                --------------------------------
                                            Its
                                                --------------------------------


                                            EXECUTIVE:

                                            ------------------------------------